Exhibit 99.1

Qualigen Therapeutics, Inc. Announces Closing of $8.82 Million Registered Direct Offering

CARLSBAD, Calif. (December 1, 2021) – Qualigen Therapeutics, Inc. (Nasdaq: QLGN) today announced the closing of its previously announced registered direct offering with certain institutional investors for the purchase and sale of 5,880,000 shares of common stock for $1.50 per share (i.e., for aggregate gross proceeds of $8,820,000).

A.G.P./Alliance Global Partners acted as sole placement agent for the offering.

The securities were sold pursuant to an effective shelf registration statement on Form S-3 (File No. 333-232798) previously filed with the U.S. Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Qualigen Therapeutics, Inc.

Qualigen is a biotechnology company focused on developing novel therapeutic products for the treatment of cancer, as well as maintaining and expanding its flagship FastPack® diagnostic platform. The FastPack® line of FDA-cleared and CE-Marked products has been used successfully in diagnostics for 20 years. Our therapeutics pipeline includes cancer drug compounds such as QN-247 and RAS-F. By combining our demonstrated ability to develop and commercialize innovative medical products with the advanced capabilities of leading cancer research centers, such as the University of Louisville, we are committed to providing exciting new therapeutic technologies to physicians and patients.

Qualigen Forward-Looking Statements Disclaimer

This news release contains forward-looking statements by the Company that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. These statements include those related to the Company’s prospects and strategy for the development of therapeutic drug candidates and the consummation of the offering. Actual events or results may differ from the Company’s expectations. For example, there can be no assurance that the Company will successfully consummate the offering, develop any drugs (including QN-247 and RAS-F); that preclinical development of the Company’s drugs (including QN-247 and RAS-F) will be completed on any projected timeline or will be successful; that any clinical trials will be approved to begin by or will proceed as contemplated by any projected timeline, or at all; that any future clinical trial data will be favorable or that such trials will confirm any improvements over other products or lack negative impacts; that any drugs will receive required regulatory approvals (including Orphan Drug status) or that they will be commercially successful; that patents will issue on the Company’s owned and in-licensed patent applications; that such patents, if any, and the Company’s currently owned and in-licensed patents would prevent competition; that the Company will be able to procure or earn sufficient working capital to complete the development, testing and launch of the Company’s prospective therapeutic products (including QN-247 and RAS-F); or that the Company will be able to maintain or expand market demand and/or market share for the Company’s diagnostic products. The Company’s stock price could be harmed if any of the events or trends contemplated by the forward-looking statements fails to occur or is delayed or if any actual future event otherwise differs from expectations. Additional information concerning these and other risk factors affecting the Company’s business can be found in the Company’s prior filings with the Securities and Exchange Commission, including its most recent Form 10-K, all of which available at www.sec.gov. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Relations:

For further information: David Kugelman

Atlanta Capital Partners, LLC

(404) 856-9157 or (866) 692-6847 Toll Free - U.S. & Canada

dk@atlcp.com

Tony Schor

Investor Awareness, Inc.

(847) 971-0922

tony@investorawareness.com

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